UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

MW Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-198668	47-2259704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio		45230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 231-7871

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 20, 2015, MW Bancorp, Inc. (the “Company”) hired Julie M. Bertsch , Certified Public Accountant, as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned subsidiary, Watch Hill Bank. Ms. Bertsch’s employment with the Company will begin on September 21, 2015, and she will assume the position of Chief Financial Officer effective October 1, 2015, following the previously disclosed departure of Jill M. Ulrich, the Company’s current Chief Financial Officer. Ms. Bertsch will receive an annual salary of $100,000 and will also receive vacation, 401(k) plan participation, health and disability insurance and other benefits available to employees generally.

Ms. Bertsch, age 53, has served since 2012 as Vice President and Controller at United Community Bank, a wholly-owned bank subsidiary of United Community Bancorp. Prior to that time she served as Vice President and Treasurer of RiverHills Bank for approximately six years following a ten-year career in public accounting, primarily working with financial institutions. She obtained her bachelor’s degree in accounting from Anderson University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MW BANCORP, INC.

Date: August 25, 2015	By:	/s/ Gregory P. Niesen
Gregory P. Niesen President and Chief Executive Officer